                                                                    EXHIBIT 99.1

                            Trinity Industries, Inc.
                              Basis of Presentation


As of December 31, 2001, the Company (or "Trinity") modified its segment reporting to align the reportable segments with current management responsibilities and internal reporting. The modifications consisted primarily of combining the Company's railcar manufacturing operations with its railcar parts and components businesses to form the Trinity Rail Group, combined the leasing and managing of railcars into the Trinity Railcar Leasing and Management Services Group (this group also includes the sale of railcars from the lease fleet), and moved the fittings operations to the Construction Products Group.

Trinity's Form 10-K for the nine months ended December 31, 2001, filed March 20, 2002, presented segment information in the changed format for the nine months ended December 31, 2001 and for fiscal years ended March 31, 2001 and 2000. In September, 2001, Trinity changed its year-end to December 31 from March 31. Presented in this exhibit is segment information, in the new reporting format, for each of the four quarters in the calendar years 2001, 2000 and 1999. Supplemental Management's Discussion and Analysis of Operating Results comparing by quarter years 2001 to 2000 and years 2000 to 1999 are included for additional analysis.

The new reporting format includes the following business segments: (1) the Trinity Rail group, which manufactures and sells railcars and component parts;
(2) the Construction Products group, which manufactures and sells highway guardrail and safety products, concrete and aggregate, girders and beams used in the construction of highway and railway bridges, and weld fittings used in pressure piping systems; (3) the Inland Barge group, which manufactures and sells barges and related products for inland waterway services; (4) the Industrial Products group, which manufactures and sells container heads and pressure and non-pressure containers for the storage and transportation of liquefied gases and other liquid and dry products; and (5) the Trinity Railcar Leasing and Management Services group, which provides services such as fleet management and leasing. Finally, All Other includes the Company's captive insurance and transportation companies, structural towers, and other peripheral businesses.

                            TRINITY INDUSTRIES, INC.
                          Quarterly Segment Information
                          Year Ended December 31, 2001
                            (in millions) (unaudited)

REVENUES:                                             Quarter Ended
                                    ------------------------------------------------
                                    March 31,    June 30,     Sep. 30,      Dec. 31,   Year Ended
                                      2001         2001         2001          2001    Dec. 31, 2001
                                    ---------    ---------    ---------    ---------  -------------

Trinity Rail Group
    Outside                         $   178.7    $   187.9    $    95.5    $   237.9    $   700.0
    Intersegment                        114.7         50.4         48.8         43.6        257.5
                                    ---------    ---------    ---------    ---------    ---------
      Total                             293.4        238.3        144.3        281.5        957.5

Construction Products Group
    Outside                             116.6        155.7        144.5        127.0        543.8
    Intersegment                          1.5          2.1          1.7          1.2          6.5
                                    ---------    ---------    ---------    ---------    ---------
      Total                             118.1        157.8        146.2        128.2        550.3

Inland Barge Group
    Outside                              58.4         49.6         50.6         48.0        206.6
    Intersegment                          0.1           --           --           --          0.1
                                    ---------    ---------    ---------    ---------    ---------
      Total                              58.5         49.6         50.6         48.0        206.7

Industrial Products Group
    Outside                              33.2         31.0         38.8         36.9        139.9
    Intersegment                          5.3          0.7          0.8          0.8          7.6
                                    ---------    ---------    ---------    ---------    ---------
      Total                              38.5         31.7         39.6         37.7        147.5

Railcar Leasing & Manage-
    ment Services Group                  20.1         26.5         24.6         42.9        114.1

All Other
    Outside                              11.7         16.9         18.9         14.6         62.1
    Intersegment                         15.8         10.1          9.4          8.6         43.9
                                    ---------    ---------    ---------    ---------    ---------
      Total                              27.5         27.0         28.3         23.2        106.0

Eliminations                           (137.4)       (63.3)       (60.7)       (54.2)      (315.6)
                                    ---------    ---------    ---------    ---------    ---------
Consolidated Total                  $   418.7    $   467.6    $   372.9    $   507.3    $ 1,766.5
                                    =========    =========    =========    =========    =========

OPERATING PROFIT (LOSS):                             Quarter Ended
                                    ------------------------------------------------
                                    March 31,    June 30,     Sep. 30,     Dec. 31,    Year Ended
                                      2001         2001          2001        2001     Dec. 31, 2001
                                    ---------    ---------    ---------    ---------  -------------
Trinity Rail Group                  $   (38.6)   $     4.0    $    (3.6)   $   (66.2)   $  (104.4)
Construction Products Group               3.3         16.8         17.8         11.0         48.9
Inland Barge Group                        1.8          2.9          2.1          4.8         11.6
Industrial Products Group                (1.1)        (0.4)         2.4          1.9          2.8
Railcar Leasing & Manage-
    ment Services Group                   7.8         10.1          9.1         11.0         38.0
All Other                               (14.7)        (3.2)        (2.0)       (15.9)       (35.8)
Eliminations & Corporate Items          (16.7)        (7.6)        (7.0)        (4.4)       (35.7)
                                    ---------    ---------    ---------    ---------    ---------
Consolidated Total                  $   (58.2)   $    22.6    $    18.8    $   (57.8)   $   (74.6)
                                    =========    =========    =========    =========    =========

                            TRINITY INDUSTRIES, INC.
                          Quarterly Segment Information
                          Year Ended December 31, 2000
                            (in millions) (unaudited)

REVENUES:                                            Quarter Ended
                                    ------------------------------------------------
                                    March 31,    June 30,     Sep. 30,     Dec. 31,    Year Ended
                                       2000        2000         2000         2000     Dec. 31, 2000
                                    ---------    ---------    ---------    ---------  -------------

Trinity Rail Group
    Outside                         $   370.6    $   249.0    $   226.2    $   164.1    $ 1,009.9
    Intersegment                         30.6         25.8         43.8         97.4        197.6
                                    ---------    ---------    ---------    ---------    ---------
      Total                             401.2        274.8        270.0        261.5      1,207.5

Construction Products Group
    Outside                             134.5        154.9        155.5        122.0        566.9
    Intersegment                          2.3          3.1          3.6          2.9         11.9
                                    ---------    ---------    ---------    ---------    ---------
      Total                             136.8        158.0        159.1        124.9        578.8

Inland Barge Group                       54.3         51.7         51.7         41.1        198.8

Industrial Products Group
    Outside                              48.3         41.9         41.8         43.4        175.4
    Intersegment                          1.8          1.3          1.8          1.4          6.3
                                    ---------    ---------    ---------    ---------    ---------
      Total                              50.1         43.2         43.6         44.8        181.7

Railcar Leasing & Manage-
    ment Services Group                  35.9         24.7         65.7         18.2        144.5

All Other
    Outside                               2.8         11.5          9.8         12.4         36.5
    Intersegment                         14.1         14.2          9.1          6.7         44.1
                                    ---------    ---------    ---------    ---------    ---------
      Total                              16.9         25.7         18.9         19.1         80.6

Eliminations                            (48.8)       (44.4)       (58.3)      (108.4)      (259.9)
                                    ---------    ---------    ---------    ---------    ---------
Consolidated Total                  $   646.4    $   533.7    $   550.7    $   401.2    $ 2,132.0
                                    =========    =========    =========    =========    =========

OPERATING PROFIT (LOSS):                             Quarter Ended
                                    ------------------------------------------------
                                    March 31,     June 30,    Sep. 30,     Dec. 31,    Year Ended
                                      2000          2000         2000        2000     Dec. 31, 2000
                                    ---------    ---------    ---------    ---------  --------------
Trinity Rail Group                  $    37.9    $    16.7    $   (16.9)   $     3.6    $    41.3
Construction Products Group              10.2         16.3         11.8         (2.3)        36.0
Inland Barge Group                        6.6          6.5          1.9          1.5         16.5
Industrial Products Group                 2.3          1.9          1.9          2.7          8.8
Railcar Leasing & Manage-
    ment Services Group                  13.8          9.3         16.9          8.0         48.0
All Other                                (3.0)        (5.1)       (10.3)       (29.0)       (47.4)
Eliminations & Corporate Items          (11.9)        (8.1)       (20.2)       (15.0)       (55.2)
                                    ---------    ---------    ---------    ---------    ---------
Consolidated Total                  $    55.9    $    37.5    $   (14.9)   $   (30.5)   $    48.0
                                    =========    =========    =========    =========    =========

                            TRINITY INDUSTRIES, INC.
                          Quarterly Segment Information
                          Year Ended December 31, 1999
                            (in millions) (unaudited)

REVENUES:                                           Quarter Ended
                                    ------------------------------------------------
                                    March 31,     June 30,    Sep. 30,     Dec. 31,    Year Ended
                                      1999         1999         1999         1999     Dec. 31, 1999
                                    ---------    ---------    ---------    ---------  -------------

Trinity Rail Group
    Outside                         $   513.3    $   422.3    $   419.0    $   420.1    $ 1,774.7
    Intersegment                         29.8         17.7          7.3         10.7         65.5
                                    ---------    ---------    ---------    ---------    ---------
      Total                             543.1        440.0        426.3        430.8      1,840.2

Construction Products Group
    Outside                             126.9        149.6        158.2        139.1        573.8
    Intersegment                          4.1          2.6          2.8          2.4         11.9
                                    ---------    ---------    ---------    ---------    ---------
      Total                             131.0        152.2        161.0        141.5        585.7

Inland Barge Group                       47.6         51.7         55.3         48.8        203.4

Industrial Products Group
    Outside                              38.4         40.5         44.1         46.3        169.3
    Intersegment                          2.0          1.8          2.3          2.2          8.3
                                    ---------    ---------    ---------    ---------    ---------
      Total                              40.4         42.3         46.4         48.5        177.6

Railcar Leasing & Manage-
    ment Services Group                  48.4         28.4         22.4         44.8        144.0

All Other
    Outside                               0.5          0.9          1.0          1.7          4.1
    Intersegment                         12.6         12.7         13.7         13.9         52.9
                                    ---------    ---------    ---------    ---------    ---------
      Total                              13.1         13.6         14.7         15.6         57.0

Eliminations                            (48.5)       (34.8)       (26.1)       (29.2)      (138.6)
                                    ---------    ---------    ---------    ---------    ---------
Consolidated Total                  $   775.1    $   693.4    $   700.0    $   700.8    $ 2,869.3
                                    =========    =========    =========    =========    =========

OPERATING PROFIT (LOSS):                           Quarter Ended
                                    ------------------------------------------------
                                    March 31,    June 30,     Sep. 30,     Dec. 31,    Year Ended
                                       1999        1999         1999         1999     Dec. 31, 1999
                                    ---------    ---------    ---------    ---------  -------------
Trinity Rail Group                  $    57.6    $    50.2    $    47.3    $    39.2    $   194.3
Construction Products Group               8.0         17.0         21.1         13.8         59.9
Inland Barge Group                        2.8          5.6          7.4          6.1         21.9
Industrial Products Group                (0.6)         3.6          3.4          3.7         10.1
Railcar Leasing & Manage-
    ment Services Group                  14.9         12.3          9.5         15.7         52.4
All Other                                 0.2         (1.5)        (2.3)        (1.4)        (5.0)
Eliminations & Corporate Items          (16.5)        (9.8)        (9.5)        (8.3)       (44.1)
                                    ---------    ---------    ---------    ---------    ---------
Consolidated Total                  $    66.4    $    77.4    $    76.9    $    68.8    $   289.5
                                    =========    =========    =========    =========    =========

                            Trinity Industries, Inc.
                    Supplemental Management's Discussion and
                          Analysis of Operating Results


                Three Months Ended December 31, 2001 Compared to
                      Three Months Ended December 31, 2000

Revenues for the three months ended December 31, 2001 increased to $507.3 million from $401.2 million for the three months ended December 31, 2000 primarily due to the merger of Thrall Car Manufacturing Company ("Thrall") on October 26, 2001, increased sales of railcars from the lease fleet, and higher Construction Products revenues due to more favorable weather conditions. Operating loss was $57.8 million in the 2001 period, which included $64.3 million of unusual charges, compared to an operating loss of $30.5 million in the 2000 period, which included $36.2 million of unusual charges.

TRINITY RAIL GROUP

                                                                 Three Months
                                                                     Ended
                                                                  December 31,
                                                             ---------------------
                                                               2001         2000
                                                             --------     --------
                                                                 (in millions)
Revenues .................................................   $  281.5     $  261.5
Operating profit (loss) including unusual
  charges ................................................   $  (66.2)    $    3.6
Operating profit (loss) before unusual charges ...........   $  (15.9)    $    9.5
Operating profit (loss) margin before unusual
  charges ................................................       (5.6)%        3.6%

Overall revenues for the Trinity Rail group increased due primarily to the contribution of the Thrall operations. Operating loss was $66.2 million ($15.9 million loss excluding unusual charges) in the quarter ended December 31, 2001. This compares to operating profit of $3.6 million ($9.5 million profit excluding unusual charges) in the same quarter of the prior year. Results declined due to the current downturn in the North American railcar industry and integration expenses recorded in the current quarter related to the Thrall merger. Comparison to the prior year for Trinity Rail group revenues and operating profit was affected by the level of railcars delivered to customers of Trinity's leasing company. Approximately 15% of railcar deliveries for the current quarter were to the Company's leasing fleet. This compares to sales to the leasing fleet for the year ago quarter of approximately 37%. Sales to Trinity's leasing subsidiary and related profits are eliminated in consolidation. For the current quarter, revenues from the sale of railcars to the leasing subsidiary were $42.6 million while profit was $1.7 million. This compares with revenues and profit from the sale of railcars to the lease fleet of $95.7 million and $6.4 million, respectively, for the same quarter a year ago.

CONSTRUCTION PRODUCTS GROUP

                                                               Three Months
                                                                  Ended
                                                               December 31,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $  128.2    $  124.9
Operating profit (loss) including unusual
  charges ..............................................   $   11.0    $   (2.3)
Operating profit before unusual charges ................   $   11.9    $    4.9
Operating profit margin before unusual charges .........        9.3%        3.9%

Revenues and operating profit increased in the current quarter in the Construction Products group due primarily to improved weather conditions.

INLAND BARGE GROUP

                                                               Three Months
                                                                  Ended
                                                               December 31,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   48.0    $   41.1
Operating profit including unusual charges .............   $    4.8    $    1.5
Operating profit before unusual charges ................   $    4.8    $    2.2
Operating profit margin before unusual charges .........       10.0%        5.4%

In the Inland Barge group, operating profit was $4.8 million compared to $1.5 million for the same period last year. Prior year's results included $0.7 million of unusual charges. The increase in operating profit was attributable to increased deliveries of the more profitable tank barges partially offset by lower volumes in hopper barge sales. Operating profit margins, which were up in the current quarter due to special work, will return to more normal levels in future periods.

INDUSTRIAL PRODUCTS GROUP

                                                               Three Months
                                                                  Ended
                                                               December 31,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   37.7    $   44.8
Operating profit including unusual charges .............   $    1.9    $    2.7
Operating profit before unusual charges ................   $    1.9    $    3.4
Operating profit margin before unusual charges .........        5.0%        7.6%

In the Industrial Products group, revenues and operating profit were $37.7 million and $1.9 million, respectively in the current period compared to revenues and operating profit of $44.8 million and $2.7 million ($3.4 million profit excluding unusual charges), respectively for the same period last year. Reduced revenues and operating profit in the Industrial Products group was primarily a result of reduced demand from gas distributors and pricing pressures in the Mexico liquefied petroleum gas market.

RAILCAR LEASING AND MANAGEMENT SERVICES GROUP

                                                               Three Months
                                                                   Ended
                                                                December 31,
                                                           --------------------
                                                             2001         2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   42.9    $   18.2
Operating profit .......................................   $   11.0    $    8.0
Operating profit margin ................................       25.6%       44.0%

Revenues in the Railcar Leasing & Management Services group increased to $42.9 million for the three months ended December 31, 2001 compared to $18.2 million for the three months ended December 31, 2000. The increase was due primarily to the sale of cars from the lease fleet in the current quarter ($14.7 million) and increased leasing revenues. Operating profit increased to $11.0 million from $8.0 million. Sale of cars from the lease fleet accounted for $1.4 million of the increase and the remainder was due primarily to increased profit from leasing activities.

ALL OTHER

Revenues in All Other increased in the current quarter compared to the same quarter a year ago due primarily to increased windtower revenues. Current period operating loss of $15.9 million included $13.1 million of unusual charges primarily related to exiting our internet related business and to our windtower business, which has been affected by the Enron bankruptcy. Prior quarter operating loss of $29.0 million included $20.9 million of unusual charges primarily related to exiting the concrete mixer and related business and environmental liabilities.

                Three Months Ended September 30, 2001 Compared to
                      Three Months Ended September 30, 2000

Revenues for the three months ended September 30, 2001 declined to $372.9 million from $550.7 million for the three months ended September 30, 2000 primarily due to reduced railcar shipments and related declines in railcar component parts sales. Operating profit was $18.8 million compared to an operating loss of $14.9 million. The prior quarter operating loss included $48.9 million of unusual charges related primarily to restructuring the railcar operations, exiting the flange and valve businesses, writing down certain inventory, curtailing international barge operations, disposing of excess assets, and cutting back corporate employees.

TRINITY RAIL GROUP

                                                               Three Months
                                                                  Ended
                                                               September 30,
                                                           --------------------
                                                             2001         2000
                                                           --------     --------
                                                               (in millions)
Revenues ...............................................   $  144.3     $  270.0
Operating profit (loss) including unusual
  charges ..............................................   $   (3.6)    $  (16.9)
Operating profit (loss) before unusual charges .........   $   (3.6)    $   10.4
Operating profit (loss) margin before unusual
  charges ..............................................       (2.5)%        3.9%

Revenues for the Trinity Rail group declined from $270.0 million for the quarter ended September 30, 2000 to $144.3 million in the quarter ended September 30, 2001 due to the current downturn in the railcar industry which resulted in a 54% reduction in shipments of new cars over the same period last year and reduced sales prices. Operating loss of $3.6 million was recorded in the current quarter compared to a loss of $16.9 million in the same quarter of a year ago. The year ago loss included unusual charges of $27.3 million related to restructuring the railcar operations. In the current quarter, revenues from the sale of railcars to the leasing company were $46.6 million while profit was $2.3 million. This compares with revenues and profit on railcars sold to the lease fleet of $42.4 million and $3.7 million, respectively, for the same quarter a year ago. Sales to Trinity's leasing company and related profits are eliminated in consolidation.

CONSTRUCTION PRODUCTS GROUP

                                                               Three Months
                                                                   Ended
                                                               September 30,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $  146.2    $  159.1
Operating profit including unusual charges .............   $   17.8    $   11.8
Operating profit before unusual charges ................   $   17.8    $   18.3
Operating profit margin before unusual charges .........       12.2%       11.5%

Revenues for the Construction Products group decreased in the current quarter to $146.2 million from $159.1 million in the same quarter a year ago. The decrease was mainly due to reduced Highway Safety products revenues and to exiting the flange and valve businesses. Operating profit increased in the current quarter due primarily to the impact of $6.5 million of unusual charges related to exiting the flange and valve businesses in the year ago quarter.

INLAND BARGE GROUP

                                                              Three Months
                                                                  Ended
                                                              September 30,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   50.6    $   51.7
Operating profit including unusual charges .............   $    2.1    $    1.9
Operating profit before unusual charges ................   $    2.1    $    5.6
Operating profit margin before unusual charges .........        4.2%       10.8%

In the Inland Barge group, operating profit was $2.1 million compared to $1.9 million for the same period last year. Last year's operating profit included unusual charges of $3.7 million to curtail international barge operations. Excluding the unusual charge, the decline in operating profit was predominately the result of reduced sales prices, primarily on hopper barges, due to very competitive markets.

INDUSTRIAL PRODUCTS GROUP

                                                               Three Months
                                                                  Ended
                                                              September 30,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   39.6    $   43.6
Operating profit .......................................   $    2.4    $    1.9
Operating profit margin ................................        6.1%        4.4%

In the Industrial Products group, operating profit was $2.4 million compared to $1.9 million for the same period last year. Increased operating profit from domestic sales of liquefied petroleum gas containers was partially offset by reduced demand from gas distributors and pricing pressures in the Mexico liquefied petroleum gas market.

RAILCAR LEASING AND MANAGEMENT SERVICES GROUP

                                                              Three Months
                                                                  Ended
                                                              September 30,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   24.6    $   65.7
Operating profit .......................................   $    9.1    $   16.9
Operating profit margin ................................       37.0%       25.7%

Revenues in the Railcar Leasing & Management Services group for the current quarter were $24.6 million compared to $65.7 million for the same quarter of the prior year. The prior year period included sales from the lease fleet of $47.4 million compared to $0.4 million in the current period. Operating profit on the sale of cars was $8.6 million in the prior quarter compared to $0.1 million in the current quarter. Accordingly, operating profit was higher in the prior period from the increased sale of cars from the lease fleet.

ALL OTHER

Revenues in All Other increased in the current quarter compared to the same quarter a year ago due primarily to increased windtower revenues. This increase was partially offset by the reduction in revenues as a result of exiting the concrete mixer and related business. Operating loss in the current period of $2.0 million compares with operating loss of $10.3 million in the previous year's period. The prior year period included the operating losses associated with the concrete mixer and related business.

                  Three Months Ended June 30, 2001 Compared to
                        Three Months Ended June 30, 2000

Revenues for the three months ended June 30, 2001 decreased to $467.6 million from $533.7 million primarily due to reduced car shipments in the Trinity Rail group and lower revenues in the Industrial Products group. Operating profit decreased to $22.6 million compared to $37.5 million.

TRINITY RAIL GROUP

                                                              Three Months
                                                                  Ended
                                                                 June 30,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $  238.3    $  274.8
Operating profit .......................................   $    4.0    $   16.7
Operating profit margin ................................        1.7%        6.1%

Revenues for the Trinity Rail group decreased to $238.3 million from $274.8 million while operating profit decreased to $4.0 million from $16.7 million. The decline in revenues and operating profit was a result of the significant weakening in demand for new railcars in North America. This creates a very competitive market. Trinity Rail group operating margins declined due to average sales price declines and inefficiencies associated with changeover of production lines to different car types and start up of new products. For the current quarter, revenues from the sale of railcars to the leasing company were $48.1 million while profit was $2.6 million. This compares with revenues and profit on railcars sold to the lease fleet of $24.4 million and $2.0 million, respectively, for the same quarter a year ago.

CONSTRUCTION PRODUCTS GROUP

                                                               Three Months
                                                                  Ended
                                                                 June 30,
                                                           --------------------
                                                            2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $  157.8    $  158.0
Operating profit .......................................   $   16.8    $   16.3
Operating profit margin ................................       10.6%       10.3%

Revenues for the Construction Products group remained stable at $157.8 million for the current period, while operating profit increased slightly to $16.8 million. Operating profit increases in the Concrete & Aggregate portion of this segment were offset by losses in the Bridge business related to flooding in the Houston plant.

INLAND BARGE GROUP

                                                               Three Months
                                                                   Ended
                                                                  June 30,
                                                           --------------------
                                                             2001         2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   49.6    $   51.7
Operating profit .......................................   $    2.9    $    6.5
Operating profit margin ................................        5.8%       12.6%

Revenues for the Inland Barge group were $49.6 million for the current quarter and $51.7 million for the prior year quarter. Operating profit decreased to $2.9 million from $6.5 million. Decreased operating profit was due mainly to competitive price pressures for both hopper barges and tank barges.

INDUSTRIAL PRODUCTS GROUP

                                                               Three Months
                                                                   Ended
                                                                  June 30,
                                                           ---------------------
                                                             2001         2000
                                                           --------     --------
                                                               (in millions)
Revenues ...............................................   $   31.7     $   43.2
Operating profit (loss)  ...............................   $   (0.4)    $    1.9
Operating profit (loss) margin .........................       (1.3)%        4.4%

Industrial Products group revenues decreased to $31.7 million compared to $43.2 million, while operating profit decreased to a loss of $0.4 million from profit of $1.9 million. The reduction of revenues and operating profit was primarily a result of reduced demand from gas distributors and pricing pressures in the Mexico market.

RAILCAR LEASING & MANAGEMENT SERVICES GROUP

                                                              Three Months
                                                                  Ended
                                                                 June 30,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   26.5    $   24.7
Operating profit .......................................   $   10.1    $    9.3
Operating profit margin ................................       38.1%       37.7%

Railcar Leasing & Management Services group revenues and operating profit increased in the current quarter due primarily to increased sales of railcars from the lease fleet. Lease fleet sales in the current quarter were $5.7 million compared to $0.6 million in the prior quarter. Operating profit on lease fleet sales were $1.1 million in the current quarter compared to $0.1 million in the prior quarter.

ALL OTHER

Operating loss in All Other decreased in the current quarter compared to the same quarter a year ago due primarily to increased windtower profits. This increase was partially offset by operating losses recorded by the concrete mixer and related business.

                  Three Months Ended March 31, 2001 Compared to
                        Three Months Ended March 31, 2000

Revenues for the three months ended March 31, 2001 decreased to $418.7 million from $646.4 million primarily due to reduced car shipments in the Trinity Rail group, lower revenues in the Industrial Products group, and fewer railcars sold from the lease fleet. Operating profit decreased to a loss of $58.2 million compared to profit of $55.9 million. The current period loss included unusual charges of $55.8 million related primarily to restructuring the railcar operations and related plant closings and litigation reserves.

TRINITY RAIL GROUP

                                                               Three Months
                                                                  Ended
                                                                 March 31,
                                                           ---------------------
                                                             2001         2000
                                                           --------     --------
                                                               (in millions)
Revenues ...............................................   $  293.4     $  401.2
Operating profit (loss) including unusual
  charges ..............................................   $  (38.6)    $   37.9
Operating profit before unusual charges ................   $    8.6     $   37.9
Operating profit margin before unusual
  charges ..............................................        2.9%         9.4%

Revenues for the Trinity Rail group decreased to $293.4 million from $401.2 million while operating profit decreased to a loss of $38.6 million from profit of $37.9 million. The current year loss included unusual charges of $47.2 million. The decline in revenues and operating profit before unusual charges was a result of the significant weakening in demand for new railcars in North America. Operating margins declined due primarily to unabsorbed overhead from lower volumes. For the current quarter, revenues from the sale of railcars to the leasing company were $113.0 million while profit was $5.8 million. This compares with revenues and profit on railcars sold to the lease fleet of $29.7 million and $2.2 million, respectively, for the same quarter a year ago.

CONSTRUCTION PRODUCTS GROUP

                                                              Three Months
                                                                  Ended
                                                                 March 31,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $  118.1    $  136.8
Operating profit .......................................   $    3.3    $   10.2
Operating profit margin ................................        2.8%        7.5%

Revenues for the Construction Products group decreased to $118.1 million for the current period, while operating profit decreased to $3.3 million. This decrease in operating results was due mainly to poor weather conditions during the current quarter that depressed operations for both highway safety and concrete and aggregate products.

INLAND BARGE GROUP

                                                              Three Months
                                                                  Ended
                                                                 March 31,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   58.5    $   54.3
Operating profit .......................................   $    1.8    $    6.6
Operating profit margin ................................        3.1%       12.2%

Revenues for the Inland Barge group were $58.5 million for the current quarter and $54.3 million for the prior year quarter. Operating profit decreased to $1.8 million from $6.6 million. Decreased operating profit was due mainly to competitive price pressures for both hopper barges and tank barges.

INDUSTRIAL PRODUCTS GROUP

                                                               Three Months
                                                                  Ended
                                                                 March 31,
                                                           ---------------------
                                                             2001         2000
                                                           --------     --------
                                                               (in millions)
Revenues ...............................................   $   38.5     $   50.1
Operating profit (loss)  ...............................   $   (1.1)    $    2.3
Operating profit (loss) margin .........................       (2.9)%        4.6%

Industrial Products group revenues decreased to $38.5 million compared to $50.1 million, while operating profit decreased to a loss of $1.1 million from profit of $2.3 million. The reduction of revenues and operating profit was primarily a result of competitive pressure in pricing for domestic liquefied petroleum gas containers and reduced demand from gas distributors in the Mexico market.

RAILCAR LEASING & MANAGEMENT SERVICES GROUP

                                                                Three Months
                                                                   Ended
                                                                 March 31,
                                                           --------------------
                                                             2001        2000
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   20.1    $   35.9
Operating profit .......................................   $    7.8    $   13.8
Operating profit margin ................................       38.8%       38.4%

Railcar Leasing & Management Services group revenues and operating profit decreased in the current quarter due primarily to decreased sales of railcars from the lease fleet. Lease fleet sales in the current quarter were $1.7 million compared to $19.7 million in the prior quarter. Operating profit on lease fleet sales were $0.2 million in the current quarter compared to $5.5 million in the prior quarter.

ALL OTHER

Operating loss in All Other increased in the current quarter to $14.7 million from $3.0 million for the same quarter of the previous year. The current year loss included unusual charges of $8.0 million related to exiting the concrete mixer and related business.

                Three Months Ended December 31, 2000 Compared to
                      Three Months Ended December 31, 1999

Revenues for the three months ended December 31, 2000 were $401.2 million compared to $700.8 million for the same period of the prior year primarily due to reduced railcar shipments and related declines in railcar component parts sales and reduced revenues in the Construction Products group. Operating loss of $30.5 million in the current quarter compared to an operating profit of $68.8 million in the same quarter of the prior year. The current period operating loss included unusual charges of $36.2 million primarily related to exiting the concrete mixer and related business and flange and valve businesses and environmental liabilities associated with previously closed facilities.

TRINITY RAIL GROUP

                                                                Three Months
                                                                    Ended
                                                                December 31,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $  261.5    $  430.8
Operating profit including unusual charges .............   $    3.6    $   39.2
Operating profit before unusual charges ................   $    9.5    $   39.2
Operating profit margin before unusual
  charges ..............................................        3.6%        9.1%

Trinity Rail group operating profit was $3.6 million compared to $39.2 million for the same period last year. Current period results include unusual charges of $5.9 million primarily related to a railcar repair contract. Results declined due to the current downturn in the North American railcar industry. Operating profit margins were impacted by the lower volumes, changeover of the production lines to different car types, and start up costs associated with new products. Comparison to the prior year for Railcar segment revenues and operating profit were affected by the level of railcars delivered to customers of Trinity's leasing company. Approximately 42% of railcar deliveries for the current quarter were to the Company's leasing fleet. Sales to Trinity's leasing company and related profits are eliminated in consolidation. For the current quarter, revenues from the sale of railcars to the leasing company were $95.7 million while profit was $6.4 million. This compares with revenues and profit on railcars sold to the lease fleet of $9.3 million and $1.0 million, respectively, for the same quarter a year ago.

CONSTRUCTION PRODUCTS GROUP

                                                               Three Months
                                                                   Ended
                                                                December 31,
                                                           ---------------------
                                                             2000         1999
                                                           --------     --------
                                                                (in millions)
Revenues ...............................................   $  124.9     $  141.5
Operating profit (loss) including unusual
  charges ..............................................   $   (2.3)    $   13.8
Operating profit before unusual charges ................   $    4.9     $   13.8
Operating profit margin before unusual charges .........        3.9%         9.8%

Current quarter revenues and operating profit margins in the Construction Products group were negatively affected by periods of harsh winter weather and competitive pricing in certain concrete and aggregate markets. Current period operating loss of $2.3 million included unusual charges of $7.2 million related to exiting the flange and valve businesses. Additionally, operating profit margins were also impacted by an increased proportion of revenues coming from bridge sales that have lower margins.

INLAND BARGE GROUP

                                                               Three Months
                                                                  Ended
                                                               December 31,
                                                           --------------------
                                                            2000         1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   41.1    $   48.8
Operating profit including unusual charges .............   $    1.5    $    6.1
Operating profit before unusual charges ................   $    2.2    $    6.1
Operating profit margin before unusual charges .........        5.4%       12.5%

In the Inland Barge group, operating profit was $1.5 million compared to $6.1 million for the same period last year. Current period operating profit included unusual charges of $0.7 million related to a bad debt write-off. The decline in operating results excluding the unusual charge were predominately the result of reduced sales prices, primarily on hopper barges, due to very competitive markets.

INDUSTRIAL PRODUCTS GROUP

                                                                Three Months
                                                                   Ended
                                                                December 31,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   44.8    $   48.5
Operating profit including unusual charges .............   $    2.7    $    3.7
Operating profit before unusual charges ................   $    3.4    $    3.7
Operating profit margin before unusual charges .........        7.6%        7.6%

In the Industrial Products group, operating profit was $2.7 million on revenues of $44.8 million compared to operating profit of $3.7 million on revenues of $48.5 million for the same period last year. Current period operating profit included unusual charges of $0.7 million related to a closed facility. Decreases in revenues and operating profit in the Industrial group were primarily a result of competitive pricing pressure for liquefied petroleum gas containers.

RAILCAR LEASING & MANAGEMENT SERVICES GROUP

                                                                Three Months
                                                                   Ended
                                                                December 31,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   18.2    $   44.8
Operating profit .......................................   $    8.0    $   15.7
Operating profit margin ................................       44.0%       35.0%

Railcar Leasing & Management Services group revenues and operating profit decreased in the current quarter due primarily to decreased sales of railcars from the lease fleet. Lease fleet sales in the current quarter were $0.3 million compared to $26.0 million in the prior quarter. Operating profit on lease fleet sales were $0.1 million in the current quarter compared to $6.7 million in the prior quarter.

ALL OTHER

Operating loss in All Other increased in the current quarter to $29.0 million compared to $1.4 million for the same quarter of the previous year. The current year loss included unusual charges of $20.9 million primarily related to exiting the concrete mixer and related business and recording certain environmental liabilities associated with previously closed facilities. The current period also included operating losses attributable to our e-commerce initiatives.

                Three Months Ended September 30, 2000 Compared to
                      Three Months Ended September 30, 1999

Revenues for the three months ended September 30, 2000 were $550.7 million compared to $700.0 million for the same period of the previous year primarily due to reduced railcar shipments and related declines in railcar component parts sales. Operating loss was $14.9 million compared to operating profit of $76.9 million. The current period operating loss included unusual charges of $48.9 million related primarily to restructuring the railcar operations, exiting the flange and valve businesses, writing down certain inventory, curtailing international barge operations, disposing of excess assets, and staff reduction of corporate employees

TRINITY RAIL GROUP

                                                               Three Months
                                                                  Ended
                                                               September 30,
                                                           ---------------------
                                                             2000         1999
                                                           --------     --------
                                                               (in millions)
Revenues ...............................................   $  270.0     $  426.3
Operating profit (loss) including unusual
  charges ..............................................   $  (16.9)    $   47.3
Operating profit before unusual charges ................   $   10.4     $   47.3
Operating profit margin before unusual charges .........        3.9%        11.1%

Trinity Rail group operating loss was $16.9 million compared to operating profit of $47.3 million for the same period last year. The current year operating loss included $27.3 million of unusual charges related to restructuring the railcar operations. Revenues and operating profit (excluding unusual charges) declined due to the current downturn in the railcar industry which resulted in reduced shipments of new cars by 37% over the same period last year and reduced sales prices. Operating profit margins were further impacted by changeover of production lines to different car types and start up costs associated with new products. For the current quarter, revenues from the sale of railcars to the leasing company were $42.4 million while profit was $3.7 million. This compares with sales and profit on railcars sold to the lease fleet of $5.1 million and $0.4 million, respectively, for the same quarter a year ago.

CONSTRUCTION PRODUCTS GROUP

                                                               Three Months
                                                                   Ended
                                                               September 30,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $  159.1    $  161.0
Operating profit including unusual charges .............   $   11.8    $   21.1
Operating profit before unusual charges ................   $   18.3    $   21.1
Operating profit margin before unusual charges .........       11.5%       13.1%

Revenues for the Construction Products group remained level compared to the prior year. A strong construction market for highway products was offset by a very competitive market for fittings products. Operating profit of $11.8 million for the current period included unusual charges in the amount of $6.5 million related to exiting the flange business. Excluding the unusual charges, operating profit declined somewhat due to competitive pricing in fittings products and certain concrete and aggregate markets, the impact of an increased proportion of revenues coming from bridge sales which have lower margins, and fewer work days which increased unabsorbed manufacturing burden costs.

INLAND BARGE GROUP

                                                               Three Months
                                                                   Ended
                                                               September 30,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   51.7    $   55.3
Operating profit including unusual charges .............   $    1.9    $    7.4
Operating profit before unusual charges ................   $    5.6    $    7.4
Operating profit margin before unusual charges .........       10.8%       13.4%

In the Inland Barge group, operating profit was $1.9 million compared to $7.4 million for the prior year period. Current period operating profit included unusual charges of $3.7 million related to curtailing international barge operations. Excluding the unusual charges, the decline in operating profit was predominately the result of reduced sales prices, primarily on hopper barges, due to very competitive markets.

INDUSTRIAL PRODUCTS GROUP

                                                               Three Months
                                                                  Ended
                                                               September 30,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                              (in millions)
Revenues ...............................................   $   43.6    $   46.4
Operating profit .......................................   $    1.9    $    3.4
Operating profit margin ................................        4.4%        7.3%

In the Industrial Products segment, operating profit was $1.9 million compared to $3.4 million for the prior year period. Reduced revenues and operating profit in the Industrial Products group was primarily a result of competitive pricing pressures in the liquefied petroleum gas container business.


RAILCAR LEASING & MANAGEMENT SERVICES GROUP

                                                               Three Months
                                                                   Ended
                                                               September 30,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   65.7    $   22.4
Operating profit .......................................   $   16.9    $    9.5
Operating profit margin ................................       25.7%       42.4%

Railcar Leasing & Management Services group revenues and operating profit increased in the current quarter due primarily to increased sales of railcars from the lease fleet. Lease fleet sales in the current quarter were $47.4 million compared to $3.4 million in the prior quarter. Operating profit on lease fleet sales were $8.6 million in the current quarter compared to $0.3 million in the prior quarter.

ALL OTHER

Operating loss in All Other increased in the current quarter to $10.3 million compared to $2.3 million for the same quarter of the prior year. Losses recorded in the current period were primarily attributable to a book-to-physical inventory adjustment at the concrete mixer and related business and operating losses attributable to our e-commerce initiatives.

                  Three Months Ended June 30, 2000 Compared to
                        Three Months Ended June 30, 1999

Revenues for the three months ended June 30, 2000 decreased to $533.7 million from $693.4 million primarily due to reduced car shipments and related downturn in railcar parts and components recorded in the Trinity Rail group. Operating profit decreased to $37.5 million compared to $77.4 million.

TRINITY RAIL GROUP

                                                               Three Months
                                                                  Ended
                                                                 June 30,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $  274.8    $  440.0
Operating profit .......................................   $   16.7    $   50.2
Operating profit margin ................................        6.1%       11.4%

Revenues for the Trinity Rail group decreased to $274.8 million from $440.0 million while operating profit decreased to $16.7 million from $50.2 million. The decline in revenues and operating profit was a result of the significant weakening in demand for new railcars in North America. This created a very competitive market for new cars and related components and parts. Trinity Rail group operating margins declined due to average sales price declines and inefficiencies associated with changeover of production lines to different car types and start up of new products. For the current quarter, revenues from the sale of railcars to the leasing company were $24.4 million while profit was $2.0 million. This compares with revenues and profit on railcars sold to the lease fleet of $15.5 million and $2.9 million, respectively, for the same quarter a year ago.

CONSTRUCTION PRODUCTS GROUP

                                                               Three Months
                                                                   Ended
                                                                  June 30,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $  158.0    $  152.2
Operating profit .......................................   $   16.3    $   17.0
Operating profit margin ................................       10.3%       11.2%

Revenues for the Construction Products segment increased slightly to $158.0 million from $152.2 million, while operating profit decreased slightly to $16.3 million. Revenues increased due to a strong highway products market, particularly the demand for guardrail. Increased operating profit for highway products was offset by decreased operating profit from concrete and aggregates. Decreased concrete and aggregate results were primarily attributable to an unusually rainy season over the past three months in principal Texas markets and competitive pricing in certain markets.

INLAND BARGE GROUP

                                                                Three Months
                                                                   Ended
                                                                 June 30,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   51.7    $   51.7
Operating profit .......................................   $    6.5    $    5.6
Operating profit margin ................................       12.6%       10.8%

Revenues for the Inland Barge group were $51.7 million for the current quarter and $51.7 million for the prior year quarter. Operating profit increased to $6.5 million from $5.6 million, a 16.1% increase. Increased operating profit was due mainly to cost reductions and operating efficiencies.

INDUSTRIAL PRODUCTS GROUP

                                                               Three Months
                                                                  Ended
                                                                 June 30,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   43.2    $   42.3
Operating profit .......................................   $    1.9    $    3.6
Operating profit margin ................................        4.4%        8.5%

Industrial Products group revenues increased slightly to $43.2 million compared to $42.3 million, while operating profit decreased to $1.9 million from $3.6 million. The reduction of revenues and operating profit was primarily a result of competitive pressure in pricing.

RAILCAR LEASING & MANAGEMENT SERVICES GROUP

                                                               Three Months
                                                                  Ended
                                                                 June 30,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   24.7    $   28.4
Operating profit .......................................   $    9.3    $   12.3
Operating profit margin ................................       37.7%       43.3%

Railcar Leasing & Management Services group revenues and operating profit decreased in the current quarter due primarily to decreased sales of railcars from the lease fleet. Lease fleet sales in the current quarter were $0.6 million compared to $8.9 million in the prior quarter. Operating profit on lease fleet sales were $0.1 million in the current quarter compared to $2.2 million in the prior quarter.

ALL OTHER

Operating loss in All Other increased in the current quarter to $5.1 million compared to $1.5 million for the same quarter of the previous year. The increased loss was primarily attributable to operating losses in our e-commerce initiatives.

                  Three Months Ended March 31, 2000 Compared to
                        Three Months Ended March 31, 1999

Revenues for the three months ended March 31, 2000 decreased to $646.4 million from $775.1 million due to reduced car shipments in the Trinity Rail group, along with a decline in revenues in the related railcar parts and components businesses. These decreases were partially offset by improved results in the Construction Products group, Inland Barge group, and Industrial Products group. Operating profit decreased to $55.9 million compared to $66.4 million. Decrease operating profit in the Trinity Rail group was partially offset by increased operating profits in the Construction Products, Inland Barge, and Industrial Products groups.

TRINITY RAIL GROUP

                                                               Three Months
                                                                  Ended
                                                                 March 31,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $  401.2    $  543.1
Operating profit .......................................   $   37.9    $   57.6
Operating profit margin ................................        9.4%       10.6%

Revenues for the Trinity Rail group decreased to $401.2 million from $543.1 million while operating profit decreased to $37.9 million from $57.6 million. Lower revenues and operating profit were a result of softened demand in this business. For the current quarter, revenues from the sale of railcars to the leasing company were $29.7 million while profit was $2.2 million. This compares with revenues and profit on railcars sold to the lease fleet of $27.4 million and $3.5 million, respectively, for the same quarter a year ago.

CONSTRUCTION PRODUCTS GROUP

                                                               Three Months
                                                                   Ended
                                                                  March 31,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $  136.8    $  131.0
Operating profit .......................................   $   10.2    $    8.0
Operating profit margin ................................        7.5%        6.1%

Revenues for the Construction Products group increased to $136.8 million from $131.0 million, while operating profit increased to $10.2 million from $8.0 million due to increased government spending on transportation improvements.

INLAND BARGE GROUP

                                                               Three Months
                                                                  Ended
                                                                 March 31,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                               (in millions)
Revenues ...............................................   $   54.3    $   47.6
Operating profit .......................................   $    6.6    $    2.8
Operating profit margin ................................       12.2%        5.9%

Revenues for the Inland Barge group increased to $54.3 million from $47.6 million. Operating profit increased to $6.6 million from $2.8 million. The improvement in operating profit was due mainly to a change in product mix, increased operating efficiency, and lower material costs.

INDUSTRIAL PRODUCTS GROUP

                                                                Three Months
                                                                   Ended
                                                                 March 31,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                              (in millions)
Revenues ...............................................   $   50.1    $   40.4
Operating profit (loss)  ...............................   $    2.3    $   (0.6)
Operating profit (loss) margin .........................        4.6%       (1.5)%

Industrial Products group revenues increased to $50.1 million from $40.4 million while operating profit increased to $2.3 million from a loss of $0.6 million. The increase in revenues and operating profit was primarily due to increased LPG tank demand.

RAILCAR LEASING & MANAGEMENT SERVICES GROUP

                                                               Three Months
                                                                  Ended
                                                                 March 31,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
                                                              (in millions)
Revenues ...............................................   $   35.9    $   48.4
Operating profit .......................................   $   13.8    $   14.9
Operating profit margin ................................       38.4%       30.8%

Railcar Leasing & Management Services group revenues and operating profit decreased in the current quarter due primarily to decreased sales of railcars from the lease fleet. Lease fleet sales in the current quarter were $19.7 million compared to $29.2 million in the prior quarter. Operating profit on lease fleet sales were $5.5 million in the current quarter compared to $4.8 million in the prior quarter.

ALL OTHER

Operating loss in All Other for the current quarter was $3.0 million compared to operating profit of $0.2 million for the same quarter of the previous year. The increased loss was primarily attributable to operating losses in our e-commerce initiatives.